STAG INDUSTRIAL ANNOUNCES THIRD QUARTER 2023 RESULTS

Boston, MA — October 26, 2023 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended September 30, 2023.

“STAG continues to produce impressive operating results and cash flow growth this year,” said Bill Crooker, President and Chief Executive Officer of the Company. “We will remain patient and opportunistic in this capital market environment, as we are well positioned to capitalize on opportunities with our leverage and liquidity profile."

Third Quarter 2023 Highlights

•Reported $0.28 of net income per basic and diluted common share for the third quarter of 2023, compared to $0.35 of net income per basic and diluted common share for the third quarter of 2022. Reported $50.0 million of net income attributable to common stockholders for the third quarter of 2023, compared to net income attributable to common stockholders of $63.3 million for the third quarter of 2022.

•Achieved $0.59 of Core FFO per diluted share for the third quarter of 2023, an increase of 3.5% compared to the third quarter of 2022 Core FFO per diluted share of $0.57.

•Produced Cash NOI of $140.7 million for the third quarter of 2023, an increase of 6.7% compared to the third quarter of 2022 of $131.8 million.

•Produced Same Store Cash NOI of $125.9 million for the third quarter of 2023, an increase of 5.3% compared to the third quarter of 2022 of $119.5 million.

•Produced Cash Available for Distribution of $96.8 million for the third quarter of 2023, an increase of 11.3% compared to the third quarter of 2022 of $87.0 million.

•Acquired 12 buildings in the third quarter of 2023, consisting of 1.5 million square feet, for $204.3 million, with a Cash Capitalization Rate of 6.2% and a Straight-Line Capitalization Rate of 6.7%.

•Sold two non-core buildings in the third quarter of 2023, consisting of 719,466 square feet, for $28.4 million.

•Achieved an Occupancy Rate of 97.6% on the total portfolio and 98.0% on the Operating Portfolio as of September 30, 2023.

•Commenced Operating Portfolio leases of 2.3 million square feet for the third quarter of 2023, resulting in record Cash Rent Change and Straight-Line Rent Change of 39.3% and 54.2%, respectively.

•Experienced 74.4% Retention for 2.2 million square feet of leases expiring in the quarter.

•On July 27, 2023, the Company settled the remaining net proceeds of $61.2 million related to the forward sale under the Company's At-The-Market ("ATM") offering program completed in the second quarter of 2023.

•As of October 24, 2023, addressed 97.9% of expected 2023 new and renewal leasing, consisting of 12.9 million square feet, achieving Cash Rent Change of 30.1%.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Friday, October 27, 2023 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

THIRD QUARTER 2023 KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2023	2022	% Change	2023	2022	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$49,987	$63,271	(21.0)%	$150,953	$148,352	1.8%
Net income per common share — basic	$0.28	$0.35	(20.0)%	$0.84	$0.83	1.2%
Net income per common share — diluted	$0.28	$0.35	(20.0)%	$0.84	$0.83	1.2%
Cash NOI	$140,657	$131,830	6.7%	$407,798	$383,782	6.3%
Same Store Cash NOI (1)	$125,855	$119,478	5.3%	$370,323	$351,730	5.3%
Adjusted EBITDAre	$130,950	$122,896	6.6%	$378,686	$355,416	6.5%
Core FFO	$108,756	$103,342	5.2%	$313,837	$302,206	3.8%
Core FFO per share / unit — basic	$0.59	$0.57	3.5%	$1.71	$1.66	3.0%
Core FFO per share / unit — diluted	$0.59	$0.57	3.5%	$1.71	$1.66	3.0%
Cash Available for Distribution	$96,843	$87,016	11.3%	$274,110	$256,623	6.8%
(1) The Same Store pool accounted for 91.0% of the total portfolio square footage as of September 30, 2023.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity
For the three months ended September 30, 2023, the Company acquired 12 buildings for $204.3 million with an Occupancy Rate of 84.7% upon acquisition. The chart below details the acquisition activity for the quarter:

THIRD QUARTER 2023 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Portland, OR	7/18/2023	121,426	2	$20,685	4.0
Allentown, PA	7/24/2023	222,042	3	34,859	1.2
Philadelphia, PA	7/24/2023	152,625	1	15,031	7.4
Sacramento, CA	8/7/2023	96,658	1	13,725	1.3
Chicago, IL	8/10/2023	400,088	1	41,348	9.9
Indianapolis, IN	9/18/2023	258,000	1	21,306	9.0
Riverside, CA	9/25/2023	157,146	2	36,095	2.3
Dallas, TX	9/29/2023	120,900	1	21,288	—
Total / weighted average		1,528,885	12	$204,337	5.8	6.2%	6.7%

Additionally, in the third quarter, the Company acquired two vacant land parcels for $9.6 million. These assets are excluded from the acquisition activity statistics above.
The chart below details the 2023 acquisition activity and Pipeline through October 24, 2023:
2023 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	—	—	$—	—	NA	NA
Q2	235,003	2	40,664	1.7	6.2%	6.3%
Q3	1,528,885	12	204,337	5.8	6.2%	6.7%
Total / weighted average	1,763,888	14	$245,001	5.2	6.2%	6.6%

As of October 24, 2023
Subsequent to quarter-end acquisitions	0.6 million	3	$67.5 million

Pipeline	23.4 million	151	$3.1 billion

The chart below details the disposition activity for the nine months ended September 30, 2023:

2023 DISPOSITION ACTIVITY

2016 DISPOSITIONS
	Square Feet	Buildings	Sale Price ($000s)
Q1	407,710	2	$37,213
Q2	766,620	5	33,809
Q3	719,466	2	28,400
Total	1,893,796	9	$99,422

Leasing Activity

The chart below details the leasing activity for leases commenced during the three months ended September 30, 2023:

THIRD QUARTER 2023 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	716,511	5	6.0	$8.99	$9.79	$4.70	$1.45	63.2%	78.4%
Renewal Leases	1,625,630	14	4.5	$5.58	$5.93	$0.98	$0.27	26.0%	40.1%	74.4%
Total / weighted average	2,342,141	19	5.0	$6.62	$7.11	$2.12	$0.63	39.3%	54.2%

The chart below details the leasing activity for leases commenced during the nine months ended September 30, 2023:

2023 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	# Leases	W.A. Lease Term (Years)	Cash Base Rent /SF	GAAP Base Rent /SF	Lease Commissions /SF	Tenant Improvement /SF	Cash Rent Change	GAAP Rent Change	Retention
New Leases	2,194,796	24	4.7	$7.49	$7.94	$2.74	$1.18	47.0%	58.0%
Renewal Leases	8,504,365	65	4.3	$5.22	$5.49	$0.87	$0.18	24.0%	37.0%	75.8%
Total / weighted average	10,699,161	89	4.3	$5.68	$5.99	$1.26	$0.39	29.5%	42.1%

Additionally, for the three and nine months ended September 30, 2023, leases commenced totaling 60,000 and 1.1 million square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

As of October 24, 2023, addressed 97.9% of expected 2023 new and renewal leasing, consisting of 12.9 million square feet, achieving Cash Rent Change of 30.1%.

Capital Markets Activity

The chart below details the ATM offering program activity for the nine months ended September 30, 2023:

2023 ATM ACTIVITY

2016 DISPOSITIONS
Equity (1)	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds ($000s)	Net Proceeds ($000s)
Q1	—	$0.00	$0	$0
Q2	249,016	$35.55	$8,854	$8,765
Q3	—	$0.00	$0	$0
Total / weighted average	249,016	$35.55	$8,854	$8,765
(1) Excludes ATM issuances on a forward basis that were settled during the nine months ended September 30, 2023, which are discussed below.

On July 27, 2023, the Company settled the remaining net proceeds of $61.2 million related to the forward sale under the the Company's ATM offering program completed in the second quarter of 2023. None are outstanding as of September 30, 2023.

As of September 30, 2023, Net Debt to Annualized Run Rate Adjusted EBITDAre was 4.9x and Liquidity was $682.6 million.

Conference Call

The Company will host a conference call tomorrow, Friday, October 27, 2023, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13741324.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	September 30, 2023	December 31, 2022
Assets
Rental Property:
Land	$691,155	$647,098
Buildings and improvements, net of accumulated depreciation of $880,562 and $763,128, respectively	4,803,833	4,706,745
Deferred leasing intangibles, net of accumulated amortization of $380,198 and $328,848, respectively	457,730	508,935
Total rental property, net	5,952,718	5,862,778
Cash and cash equivalents	10,944	25,884
Restricted cash	1,086	905
Tenant accounts receivable	120,813	115,509
Prepaid expenses and other assets	83,520	71,733
Interest rate swaps	76,891	72,223
Operating lease right-of-use assets	30,042	31,313
Assets held for sale, net	—	4,643
Total assets	$6,276,014	$6,184,988
Liabilities and Equity
Liabilities:
Unsecured credit facility	$325,000	$175,000
Unsecured term loans, net	1,021,439	1,020,440
Unsecured notes, net	1,195,694	1,295,442
Mortgage notes, net	7,642	7,898
Accounts payable, accrued expenses and other liabilities	100,632	97,371
Tenant prepaid rent and security deposits	42,171	40,847
Dividends and distributions payable	22,726	22,282
Deferred leasing intangibles, net of accumulated amortization of $29,599 and $24,593, respectively	31,331	32,427
Operating lease liabilities	34,016	35,100
Total liabilities	2,780,651	2,726,807
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at September 30, 2023 and December 31, 2022; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at September 30, 2023 and December 31, 2022, 181,513,614 and 179,248,980 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1,815	1,792
Additional paid-in capital	4,266,758	4,188,677
Cumulative dividends in excess of earnings	(923,706)	(876,145)
Accumulated other comprehensive income	75,086	70,500
Total stockholders’ equity	3,419,953	3,384,824
Noncontrolling interest	75,410	73,357
Total equity	3,495,363	3,458,181
Total liabilities and equity	$6,276,014	$6,184,988

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue
Rental income	$177,858	$164,683	$522,565	$484,341
Other income	1,423	1,622	1,963	2,673
Total revenue	179,281	166,305	524,528	487,014
Expenses
Property	34,429	30,087	102,985	90,736
General and administrative	11,097	10,884	35,833	35,431
Depreciation and amortization	69,761	69,456	207,199	206,101
Loss on impairment	—	1,783	—	1,783
Other expenses	773	578	4,109	1,607
Total expenses	116,060	112,788	350,126	335,658
Other income (expense)
Interest and other income	17	26	53	83
Interest expense	(23,753)	(21,155)	(69,225)	(56,310)
Debt extinguishment and modification expenses	—	(838)	—	(838)
Gain on the sales of rental property, net	11,683	33,168	49,343	57,499
Total other income (expense)	(12,053)	11,201	(19,829)	434
Net income	$51,168	$64,718	$154,573	$151,790
Less: income attributable to noncontrolling interest	1,128	1,388	3,461	3,258
Net income attributable to STAG Industrial, Inc.	$50,040	$63,330	$151,112	$148,532
Less: amount allocated to participating securities	53	59	159	180
Net income attributable to common stockholders	$49,987	$63,271	$150,953	$148,352
Weighted average common shares outstanding — basic	180,803	179,054	179,810	178,648
Weighted average common shares outstanding — diluted	181,163	179,162	180,070	178,790
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.28	$0.35	$0.84	$0.83
Net income per share attributable to common stockholders — diluted	$0.28	$0.35	$0.84	$0.83

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
NET OPERATING INCOME RECONCILIATION
Net income	$51,168	$64,718	$154,573	$151,790
General and administrative	11,097	10,884	35,833	35,431
Depreciation and amortization	69,761	69,456	207,199	206,101
Interest and other income	(17)	(26)	(53)	(83)
Interest expense	23,753	21,155	69,225	56,310
Loss on impairment	—	1,783	—	1,783
Debt extinguishment and modification expenses	—	838	—	838
Other expenses	773	578	4,109	1,607
Gain on the sales of rental property, net	(11,683)	(33,168)	(49,343)	(57,499)
Net operating income	$144,852	$136,218	$421,543	$396,278

Net operating income	$144,852	$136,218	$421,543	$396,278
Rental property straight-line rent adjustments, net	(3,897)	(4,293)	(13,255)	(12,288)
Amortization of above and below market leases, net	(298)	(95)	(490)	(208)
Cash net operating income	$140,657	$131,830	$407,798	$383,782

Cash net operating income	$140,657
Cash NOI from acquisitions' and dispositions' timing	649
Cash termination, solar and other income	(2,218)
Run Rate Cash NOI	$139,088

Same Store Portfolio NOI
Total NOI	$144,852	$136,218	$421,543	$396,278
Less: NOI non-same-store properties	(14,065)	(11,969)	(38,050)	(29,078)
Termination, solar and other adjustments, net	(1,586)	(961)	(2,936)	(3,569)
Same Store NOI	$129,201	$123,288	$380,557	$363,631
Less: straight-line rent adjustments, net	(3,504)	(3,951)	(10,650)	(11,984)
Plus: amortization of above and below market leases, net	158	141	416	83
Same Store Cash NOI	$125,855	$119,478	$370,323	$351,730

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$51,168	$64,718	$154,573	$151,790
Depreciation and amortization	69,761	69,456	207,199	206,101
Interest and other income	(17)	(26)	(53)	(83)
Interest expense	23,753	21,155	69,225	56,310
Loss on impairment	—	1,783	—	1,783
Gain on the sales of rental property, net	(11,683)	(33,168)	(49,343)	(57,499)
EBITDAre	$132,982	$123,918	$381,601	$358,402

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$132,982	$123,918	$381,601	$358,402
Straight-line rent adjustments, net	(3,948)	(4,351)	(13,414)	(12,440)
Amortization of above and below market leases, net	(298)	(95)	(490)	(208)
Non-cash compensation expense	2,602	2,738	8,987	9,408
Non-recurring other items	(388)	(152)	2,002	(584)
Debt extinguishment and modification expenses	—	838	—	838
Adjusted EBITDAre	$130,950	$122,896	$378,686	$355,416

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$51,168	$64,718	$154,573	$151,790
Rental property depreciation and amortization	69,701	69,400	207,029	205,938
Loss on impairment	—	1,783	—	1,783
Gain on the sales of rental property, net	(11,683)	(33,168)	(49,343)	(57,499)
Funds from operations	$109,186	$102,733	$312,259	$302,012
Amount allocated to restricted shares of common stock and unvested units	(132)	(134)	(423)	(436)
Funds from operations attributable to common stockholders and unit holders	$109,054	$102,599	$311,836	$301,576

Funds from operations attributable to common stockholders and unit holders	$109,054	$102,599	$311,836	$301,576
Amortization of above and below market leases, net	(298)	(95)	(490)	(208)
Non-recurring dead deal costs	—	—	2,491	—
Debt extinguishment and modification expenses	—	838	—	838
Core funds from operations	$108,756	$103,342	$313,837	$302,206

Weighted average common shares and units
Weighted average common shares outstanding	180,803	179,054	179,810	178,648
Weighted average units outstanding	3,859	3,710	3,882	3,683
Weighted average common shares and units - basic	184,662	182,764	183,692	182,331
Dilutive shares	360	108	260	142
Weighted average common shares, units, and other dilutive shares - diluted	185,022	182,872	183,952	182,473
Core funds from operations per share / unit - basic	$0.59	$0.57	$1.71	$1.66
Core funds from operations per share / unit - diluted	$0.59	$0.57	$1.71	$1.66

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$108,756	$103,342	$313,837	$302,206
Amount allocated to restricted shares of common stock and unvested units	132	—	423	—
Non-rental property depreciation and amortization	60	56	170	163
Straight-line rent adjustments, net	(3,948)	(4,351)	(13,414)	(12,440)
Capital expenditures	(5,602)	(6,503)	(22,369)	(22,379)
Capital expenditures reimbursed by tenants	(1,058)	—	(1,328)	(804)
Lease commissions and tenant improvements	(5,075)	(9,277)	(15,120)	(22,286)
Non-cash portion of interest expense	976	1,011	2,924	2,755
Non-cash compensation expense	2,602	2,738	8,987	9,408
Cash available for distribution	$96,843	$87,016	$274,110	$256,623

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after December 31, 2021.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.